EXHIBIT 5.1
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                       Opinion of Igler & Dougherty, P.A.



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                            IGLER & DOUGHERTY, P.A.
                                ATTORNEYS AT LAW
                                     -------
     Tallahassee Office                               Tampa Office
           ------                                        ------

    1501 Park Avenue East                   500 N. West Shore Blvd, Suite 1010
 Tallahassee, Florida 32301                       Tampa, Florida 33602
 (850) 878-2411 - Telephone                     (813)289-1020 - Telephone
 (850) 878-1230 - Facsimile                    (813) 289-1070 - Facsimile
 e-mail: idhlaw@nettally.com                 e-mail: idhlaw1@mindspring.com

                          REPLY TO: TALLAHASSEE OFFICE


                               September 12, 2002


                                                             VIA FEDERAL EXPRESS
                                                             ===================

Board of Directors
Bancshares of Florida, Inc.
1185 Immokalee Road
Naples, Florida 34110

         RE: Bancshares of Florida, Inc. Registration Statement on Form SB-2 for 1,495,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel for Bancshares of Florida, Inc.(" Bancshares") in connection with the proposed public offering of the shares of its $.01 par value Common Stock covered by the above-described Registration Statement.

     In connection therewith, we have examined the following:

     o The Articles of Incorporation of Bancshares, as filed with the Secretary of State of the State of Florida;

     o    The Bylaws of Bancshares;

     o A Resolution of Bancshares' Board of Directors, certified as correct and complete by the Secretary of Bancshares, authorizing the sale of up to 1,495,000 shares of Bancshares common stock;

     o Certificate of Active Status with respect to Bancshares, issued by the Secretary of State of the State of Florida; and

     o    The Registration Statement, including all exhibits thereto.

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Board of Directors
Bancshares of Florida, Inc.
September 12, 2002
Page 2

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

     o Bancshares has been duly incorporated and is validly existing under the laws of the State of Florida.

     o The 1,495,000 shares of $.01 par value common stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non- assessable.

     We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form SB-2 and to the reference to this firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Sincerely,

                                                     IGLER & DOUGHERTY, P.A.

                                                     /s/ Herbert D. Haughton
                                                     ---------------------------
                                                     Herbert D.  Haughton